Exhibit 99.2

athenahealth to Acquire MedicalMessaging.net Assets, Gaining New Patient Communications Service Capabilities

WATERTOWN, Mass.--(BUSINESS WIRE)--athenahealth, Inc. (NASDAQ: ATHN), a leading provider of internet-based business services for physician practices, today announced that it has signed a definitive agreement to acquire the assets of Crest Line Technologies, LLC (d.b.a. MedicalMessaging.net), a privately held company that provides patient messaging services to medical groups. The purchase price will be $7.7 million of cash, a portion of which will be paid over time based on achievement of milestones. The transaction is expected to close in September.

“Since partnering with MedicalMessaging.net last year we have seen rapid athenahealth customer uptake as well as the tremendous value that their service can add to our clients when combined with our core offering,” said Jonathan Bush, Chairman and Chief Executive Officer of athenahealth. “We see enormous value in joining forces to bring our service offerings to the next level and to fully exploit opportunities going forward.”

MedicalMessaging.net and athenahealth have had a partnership in place since September of 2007. Currently, more than 100 practices use both MedicalMessaging.net and athenahealth services in order to reduce patient no show and patient cancellation rates and to thereby improve practice revenues.

athenahealth plans to employ the existing personnel of MedicalMessaging.net, who serve clients out of the Company’s headquarters in Rome, Georgia. athenahealth will also enter into employment agreements with three key principals at MedicalMessaging.net, who will report into athenahealth’s existing operations, sales and product development organizations.

Mr. Bush continued, “In purchasing the assets of MedicalMessaging.net, we add not only a well-developed service capability but also a great team that we welcome into the athenahealth family.”

Like athenahealth’s athenaCollectorSM and athenaClinicalsSM services, MedicalMessaging.net’s on-demand services are centrally-hosted and enable automated and live call or e-mail communication services between patients and physician practices. Along with its web-based patient portal platform, these services allow physician practices to better communicate with patients regarding appointment reminders, test results, drug recalls, collections, prescription refills and other compliance driven initiatives. Designed as a service rather than as software functionality, MedicalMessaging.net augments medical practices' patient communications to improve practice revenue as well as patient care, satisfaction and compliance.

“athenahealth has emerged as a truly disruptive presence in the ambulatory market and is at the forefront of driving consistent and improved operational and clinical outcomes for physician groups,” said David Harvey, Co-Founder and CEO of MedicalMessaging.net. “By embedding our services into the athenahealth network, we will look to deliver value in ways that currently are unavailable in the market. We feel that there is a tremendous opportunity to leverage athenahealth’s software-enabled service offerings for new and existing clients, allowing physician practices to automate patient communications in an increasingly consumer-centric health care environment, giving their patients access to timely and critical personal healthcare information.”

About MedicalMessaging.net

Based in Rome, Georgia, MedicalMessaging.net was founded in 2001 out of a distinct need to bring the highest levels of operator services and automated messaging solutions to the healthcare industry. MedicalMessaging.net’s products and services are designed to help physician practices reduce costs, operate more efficiently, and improve patient care, compliance and satisfaction.

About athenahealth

athenahealth is the leading provider of internet-based business services for physician practices. The Company’s service offerings are based on proprietary web-native practice management and electronic medical record (EMR) software, a continuously updated payer knowledge-base and integrated back-office service operations. For more information visit www.athenahealth.com or call (888) 652-8200.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding expectations related to acquisition of MedicalMessaging.net. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our history of operating losses and fluctuating operating results; our variable sales and implementation sales cycles, which may result in fluctuations in our quarterly results; risk associated with our expectations regarding the timing and likelihood of achieving profitability; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; the risk that our services offerings will not operate in the manner that we expect, including interruptions in service or errors or omissions that may occur in our rules engine and databases; the evolving and complex government regulatory compliance environment in which we and our clients operate; and our ability to integrate acquired assets and technologies which could disrupt our business. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth, Inc. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, Inc., see the disclosure contained in our public filings with the Securities and Exchange Commission, including our annual report on Form 10-k for the fiscal year ended December 31, 2007 under the heading Part I, Item IA “Risk Factors”, available on its investor relations website at http://www.athenahealth.com and on the SEC's website at http://www.sec.gov.

CONTACT:
athenahealth, Inc.
John Hallock (Media), 617-402-1428
Director, Corporate Communications
media@athenahealth.com
or
athenahealth, Inc.
Carl Byers (Investors), 617-402-1113
Chief Financial Officer
investorrelations@athenahealth.com